Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

August 26, 2024

Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nuwellis, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of (i) a Registration Statement on Form S-3 (File No. 333-280647) dated July 1, 2024 (the “Registration Statement”) declared effective on July 9, 2024, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (ii) a prospectus supplement to the Base Prospectus dated August 23, 2024 (the “Prospectus Supplement”), relating to the public offering of 483,351 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Shares are to be sold by the Company as described in the Prospectus Supplement and pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), by and between the Company and the purchasers identified on the signature page thereto (the “Purchasers”), the form of which is being filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, including, but not limited to, the Company’s Fourth Amended and Restated Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws, the form of Securities Purchase Agreement, the Registration Statement, the Base Prospectus and the Prospectus Supplement.  As to various questions of fact material to such opinions, we have relied, without independent verification, upon statements or certificates of officials and representatives of the Company and others.

Our opinions are limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, with your permission, we (i) have limited our review to standard compilations available to us of the Delaware General Corporation Law, which we have assumed to be accurate and complete, and (ii) have not reviewed case law. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based on the foregoing, and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, when offered, sold, issued and delivered in accordance with, and in the manner set forth in, the Securities Purchase Agreement, the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700 Fax: (269) 337-7701

August 26, 2024 Page 2

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

PDT/JMH/EAAL/JPK/GSWA

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402